THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION OR EXEMPTION THEREFROM.

                      DIPLOMAT DIRECT MARKETING CORPORATION
                               ECOLOGY KIDS, INC.
                            BROWNSTONE HOLDINGS, INC.
                                 LEW MAGRAM LTD.
                             DIPLOMAT HOLDINGS, INC.

               12.00% Subordinated Debenture Due June ______, 2003




$5,000,000.00                                           ____________, ____ 1998


         FOR VALUE RECEIVED, DIPLOMAT DIRECT MARKETING CORPORATION, a Delaware corporation (the "Company"), DIPLOMAT HOLDINGS, INC., a California corporation (a "Co-Maker"), BROWNSTONE HOLDINGS, INC., a Delaware corporation (a"Co-Maker"), ECOLOGY KIDS, INC., a Delaware corporation (a "Co-Maker") and LEW MAGRAM LTD., a New York corporation (a" Co-Maker"), collectively the "Borrowers," jointly and severally promise to pay to the order of SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation ("Purchaser"), pursuant to the Debenture Purchase Agreement (as hereinafter defined) at such place as Purchaser may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000.00) and any accrued but unpaid interest thereon.

         This Debenture is referred to in and is executed and delivered pursuant to, a Debenture Purchase Agreement dated of even date herewith between the Borrowers and Purchaser (the "Debenture Purchase Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Debenture may be repaid and accelerated. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture Purchase Agreement.

         Interest shall accrue from the date of issue of this Debenture at the rate of 12.00% per annum, payable quarterly by automatic debit on the first day of each March, June, September and December, commencing September 1, 1998, and ending at maturity, to mature on June _____, 2003.

         Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         Any principal payment due under this Debenture not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, and any accrued but unpaid interest not paid when due, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at an annual rate of 17.00% in respect of such principal and such unpaid interest until such unpaid amounts have been paid in full (whether before or after judgment).

         This Debenture is subject to prepayment or optional redemption by the Borrowers as provided by the Debenture Purchase Agreement. All payments made hereunder shall be applied first to interest and then to outstanding principal.

         If payment hereunder becomes due and payable on a Saturday, Sunday, or other day on which banks in Tennessee or New York are authorized to close, the due date thereof shall be extended to the next succeeding business day.

         Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Borrowers and any endorser or guarantor.

         If there is any default under this Debenture, and this Debenture is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, each Borrower promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs actually incurred in collecting or attempting to collect or securing or attempting to secure this Debenture or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of New York or any state in which any Collateral is situated. The Borrowers hereby consent to jurisdiction, service of process, and venue in the federal and state courts having jurisdiction in the State of Tennessee or in the State of New York, for the purpose of any action arising out of any obligations hereunder, and expressly waive jury trial and any and all objections as to jurisdiction, service of process, and venue in such courts.

         THIS DEBENTURE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         The holder of this Debenture may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Debenture (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Debenture, (iii) suspend the right to enforce this Debenture with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Debenture, (v) justifiably or otherwise, impair any

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

of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

         This Debenture is subordinated to certain other indebtedness to the extent and with the effect set forth in the Debenture Purchase Agreement.

         This Debenture is registered on the books of the Borrowers and is transferable only by surrender thereof at the principal office of the Company or such other address as the Company shall have advised the holder of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder thereof.

         Any provision herein, or in the Debenture Purchase Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither the Purchaser nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Purchaser or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Debenture at the time in question. If any construction of this Debenture or the Debenture Purchase Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Purchaser or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Debenture, the Debenture Purchase Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. If Purchaser or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Debenture, and if this Debenture is paid in full, any remaining excess shall be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Borrowers and any holder hereof shall, to the maximum extent permitted under applicable law; (i) characterize any non-principal payment as an expense or fee rather than as interest, and (ii) "spread" the total amount of interest throughout the entire term of this Debenture.

                     [rest of page intentionally left blank]

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

         IN WITNESS WHEREOF, each Borrower has caused this Debenture to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

DIPLOMAT DIRECT MARKETING                     ECOLOGY KIDS, INC.
  CORPORATION


By: ___________________________               By:______________________________

Title:_________________________               Title:___________________________


BROWNSTONE HOLDINGS, INC.                     LEW MAGRAM LTD.


By:____________________________               By:______________________________

Title:_________________________               Title:___________________________


DIPLOMAT HOLDINGS, INC.


By:____________________________

Title:_________________________

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